Callidus Software Announces Second Quarter 2009 Results

Q2 2009 Total Revenues $22.4 Million; Recurring Revenues $11.8 Million

SAN JOSE, CA -- (Marketwire - July 28, 2009) - Callidus Software Inc. (NASDAQ: CALD), the leader in Sales Performance Management (SPM), today announced financial results for the second quarter ended June 30, 2009.

Total second quarter revenues were $22.4 million, down 5%, compared to the same quarter last year, reflecting the impact of a challenging economy, a decrease in services revenues, and an expected decline in license revenues. Recurring revenues, which include subscription and support, were $11.8 million, an increase of 17% over the second quarter of 2008.

Second quarter services revenues were $9.4 million, down 18%, while second quarter license revenues were $1.2 million, down 38%, in each case, compared to the second quarter of 2008. The decline in services revenues reflects not only the shift to the on-demand business and the completion of certain implementations, but also delays in significant implementations due to customer budgetary constraints.

Second quarter GAAP net loss was $3.3 million or ($0.11) per share, which included $1.2 million of stock-based compensation expense, $0.6 million of restructuring expense and $0.1 million of amortization of acquired intangible assets. This compares to GAAP net loss of $5.1 million, or ($0.17) per share, for the second quarter of 2008, which included $2.2 million of stock-based compensation expense and $0.5 million of amortization of acquired intangible assets.

Second quarter non-GAAP net loss was $1.3 million, or ($0.04) per share, compared to a non-GAAP net loss of $2.5 million, or ($0.08) per share, for the same period last year. Non-GAAP net loss excludes stock-based compensation expense, restructuring expense and amortization of acquired intangible assets.

Cash and investments totaled $40.1 million at June 30, 2009, an increase of $2.2 million from March 31, 2009.

"We made real strides this past quarter toward transitioning more fully to a recurring revenue model. We closed significant on-demand business in the quarter with sixteen customers increasing their annual recurring commitments, which we believe speaks to the strategic value of our solutions. At the same time it was a challenging quarter, as certain customers and industries reduced sales headcount and corresponding spending. We experienced the impact of these reductions directly with a decline in cumulative annual contract value," said Leslie Stretch, president and CEO at Callidus Software. "Some recent and upcoming actions we are taking to better position us to capitalize on the SPM market opportunity include completion of the move to recurring revenues, significant restructuring actions in June and July to reduce annualized expenses by over $10 million and putting in place new leadership in the sales and marketing functions that will be 100% dedicated to growing our recurring revenue business. Our balance sheet remains strong, and we are driving toward our goal of achieving profitability in 2010."

Recent Business Highlights

--  New Products: Callidus launched the Monaco Suite, a SaaS, multi-tenant offering, that includes an intuitive Web 2.0 user experience and new products for objective management, quota management, and compensation plan distribution and approval.
--  Partners: Callidus signed a 2 year exclusivity agreement with its reseller, CIS, for the Latin American market. The agreement provides
    Callidus with a guaranteed recurring revenue stream of $1 million per year recognized ratably.
--  New Partners: Callidus expanded its geographic reach by signing reseller agreements with Advantech in Israel, Ultima in Turkey, Cognity in
    Greece, and Hyperintel in Indonesia.
--  Industry Recognition:  Callidus received the highest rating of any SPM vendor in Ventana Research's SPM index. The research evaluated the major vendors in the SPM market.

Financial Outlook

--  Total revenues for the third quarter of 2009 are expected to be between $17.5 million and $19.0 million, reflecting continuing declines in services revenues due to the shift to the on-demand business as well as ongoing delays in customer implementations, the expected decline in perpetual license revenues and a slight decrease in on-demand revenues due to the second quarter decline in cumulative Annual Contract Value.
--  GAAP operating expenses, including stock-based compensation of approximately $1 million and $1.7M of restructuring charges, are expected to be between $12.2 million and $13.2 million in the third quarter of 2009.

Conference Call

A conference call to discuss the second quarter 2009 results and outlook is scheduled for 1:30 p.m. Pacific Daylight Time (PDT) today. The conference call will be available via live webcast at the Investor Relations section of Callidus Software's website at www.callidussoftware.com. To participate in the call via telephone, the dial-in number will be 866-578-5788 (international: +1 617-213-8057), passcode 24948720.

A webcast replay of the conference call will be available after 3:30 p.m. PDT today through August 4, 2009. The webcast replay will be available at the Investor Relations section of Callidus Software's website under Calendar of Events.

About Callidus Software®

Callidus Software (www.callidussoftware.com) (NASDAQ: CALD) is the market and technology leader in Sales Performance Management (SPM). Performance-based compensation is one of the largest investments for all companies. Callidus' customers gain a competitive advantage by maximizing the return on this strategic asset. Our award-winning Software-as-a-Service (SaaS) applications set the standard for pervasive performance management across the enterprise. Over 1.9 million employees and channel partners have their performance managed by Callidus Software.

Note on Forward-Looking Statements

The forward-looking statements included in this press release, including statements regarding our business strategy and on-demand business and estimates of third quarter 2009 total revenues, annual contract values, services revenues, perpetual license revenues, recurring revenues, operating expenses, stock-based compensation expense and restructuring charges, reflect management's best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential disruption of customer purchase decisions resulting from global economic conditions, timing and size of orders, potential material fluctuations in financial results and future growth rates, decreases in customer spending, uncertainty regarding SPM market, customer cancellations or non-renewal of maintenance contracts or on-demand services, our potential inability to manage effectively any growth we experience, potential disruptions to our business due to restructuring activities and management changes, uncertainty regarding the demand for and profitability of our on-demand services, increased competition or new entrants in the marketplace, litigation and other risks detailed in Callidus' reports filed with the Securities and Exchange Commission (SEC), including its Form 10-K for 2008 and its Form 10-Q for the first quarter ended March 31, 2009, copies of which may be obtained by contacting Callidus Software's Investor Relations department at 408-808-6577, or from the Investor Relations section of Callidus Software's website (www.callidussoftware.com). Actual results may differ materially from those presently reported. We assume no obligation to update the information contained in this release.

Non-GAAP Financial Measures

Callidus has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP net income and earnings per share. Callidus uses non-GAAP measures internally in analyzing its financial results and believes that they are useful to investors, as a supplement to GAAP measures, in evaluating Callidus' operating performance. Callidus believes that the use of these non-GAAP measures provides additional insight for investors to use in evaluation of ongoing operating results and trends and in comparing its financial measures with other companies in Callidus' industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial measures exclude stock-based compensation expense pursuant to SFAS 123(R) and amortization of acquired intangibles. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

© 1998-2009 Callidus Software Inc. All rights reserved. Callidus Software, the Callidus Software logo, Callidus TrueAnalytics, TrueComp, TrueComp Grid, TrueComp Manager, TrueConnection, TrueFoundation, TrueInformation, TruePerformance, TruePerformance Index, TruePerformance Indicator, TrueMBO, TrueAllocation, TrueProducer, TrueQuota, TrueReferral, TrueResolution, TrueTarget and TrueService+ are trademarks, servicemarks, or registered trademarks of Callidus Software Inc. in the United States and other countries. All other brand, service or product names are trademarks or registered trademarks of their respective companies or owners.

                         CALLIDUS SOFTWARE INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

               (In thousands, except for per share data)
                             (unaudited)

                                    Three months ended   Six months ended
                                         June 30,            June 30,
                                    ------------------  ------------------
                                      2009      2008      2009      2008
                                    --------  --------  --------  --------

Revenues:
  Recurring                         $ 11,802  $ 10,051  $ 23,499  $ 18,335
  Services                             9,407    11,539    20,609    27,394
  License                              1,161     1,872     4,162     5,856
                                    --------  --------  --------  --------

    Total revenues                    22,370    23,462    48,270    51,585

Cost of revenues:
  Recurring (1)                        5,416     3,670    11,201     6,949
  Services (1) (2)                     7,671    10,956    16,980    23,644
  License                                251       108       442       350
                                    --------  --------  --------  --------

    Total cost of revenues            13,338    14,734    28,623    30,943
                                    --------  --------  --------  --------

Gross profit                           9,032     8,728    19,647    20,642

Operating expenses:
  Sales and marketing (1) (2)          5,444     7,213    11,306    14,589
  Research and development (1)         3,673     3,465     7,474     7,150
  General and administrative (1)       2,683     3,339     6,250     6,733
  Restructuring                          639         -       805       397
                                    --------  --------  --------  --------

    Total operating expenses          12,439    14,017    25,835    28,869
                                    --------  --------  --------  --------

Operating loss                        (3,407)   (5,289)   (6,188)   (8,227)

Interest and other income, net           161       280       190       811
                                    --------  --------  --------  --------

Income (loss) before provision for
 income taxes                         (3,246)   (5,009)   (5,998)   (7,416)

Provision (benefit) for income
 taxes                                    88       122       146       343
                                    --------  --------  --------  --------

Net Income (loss)                   $ (3,334) $ (5,131) $ (6,144) $ (7,759)
                                    ========  ========  ========  ========

Basic net income (loss) per share   $  (0.11) $  (0.17) $  (0.21) $  (0.26)
                                    ========  ========  ========  ========
Diluted net income (loss) per share $  (0.11) $  (0.17) $  (0.21) $  (0.26)
                                    ========  ========  ========  ========

Shares used in basic per share
 computation                          29,942    29,989    29,747    29,873
                                    ========  ========  ========  ========
Shares used in diluted per share
 computation                          29,942    29,989    29,747    29,873
                                    ========  ========  ========  ========

(1) Stock-based compensation included in amounts above by category:

  Cost of recurring                      131       177       294       314
  Cost of services                       243       359       256       649
  Sales and marketing                    342       597       574     1,086
  Research and development               267       331       409       621
  General and administrative             252       701       679     1,226
                                    --------  --------  --------  --------
    Total stock-based compensation  $  1,235  $  2,165  $  2,212  $  3,896
                                    ========  ========  ========  ========

(2) Acquisition related asset
    amortization                    $    125  $    500  $    313  $    917

                          CALLIDUS SOFTWARE INC.
                  CONDENSED CONSOLIDATED BALANCE SHEETS

                             (In thousands)
                              (unaudited)

                                                 June 30,     December 31,
Assets                                             2009           2008
                                               ------------   ------------

Current assets:
  Cash and cash equivalents                    $     24,501   $     35,390
  Short-term investments                             14,713          1,455
  Accounts receivable, net                           15,225         22,710
  Deferred income taxes                                 360            360
  Prepaid and other current assets                    3,079          4,104
                                               ------------   ------------

        Total current assets                         57,878         64,019

Long-term investments                                   877          3,828
Property and equipment, net                           5,443          4,890
Goodwill                                              5,528          5,655
Intangible assets, net                                3,747          3,208
Deferred income taxes, noncurrent                       811            811
Deposits and other assets                               871          1,468
                                               ------------   ------------

        Total assets                           $     75,155   $     83,879
                                               ============   ============

Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                             $      2,672   $      2,447
  Accrued payroll and related expenses                4,888          7,128
  Accrued expenses                                    4,191          5,027
  Deferred income taxes                                 816            816
  Deferred revenue                                   20,159         21,881
                                               ------------   ------------

        Total current liabilities                    32,726         37,299

Long-term deferred revenue                              505          1,202
Deferred income taxes, noncurrent                        72              -
Other liabilities                                     1,621          1,412
                                               ------------   ------------

        Total liabilities                            34,924         39,913
                                               ------------   ------------

Stockholders' equity
  Common stock                                           30             29
  Additional paid-in capital                        209,629        207,493
  Accumulated other comprehensive income                240            121
  Accumulated deficit                              (169,668)      (163,677)
                                               ------------   ------------

        Total stockholders' equity                   40,231         43,966
                                               ------------   ------------

        Total liabilities and stockholders'
         equity                                $     75,155   $     83,879
                                               ============   ============

                          CALLIDUS SOFTWARE INC.
             CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (In thousands)
                               (unaudited)

                                                    Six months ended
                                                         June 30,
                                               ---------------------------
                                                   2009           2008
                                               ------------   ------------

Cash flows from operating activities:
  Net loss                                     $     (6,144)  $     (7,759)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
    Depreciation expense                              1,433          1,141
    Amortization of intangible assets                   848          1,367
    Provision for doubtful accounts and service
     remediation reserves                               (46)           (55)
    Stock-based compensation                          2,212          3,896
    Loss on disposal of property                          3              2
    Deferred income taxes                                72              -
    Net accretion on investments                         15           (140)
    Put option (gain) loss                              306              -
    (Gain) loss on investments classified as
     trading securities                                (373)             -
    Changes in operating assets and liabilities:
      Accounts receivable                             7,704         11,318
      Prepaid and other current assets                  935           (984)
      Other assets                                      189            559
      Accounts payable                                  234         (1,518)
      Accrued expenses                               (2,270)        (2,521)
      Accrued payroll and related expenses           (1,814)        (1,347)
      Accrued restructuring                            (488)          (972)
      Deferred revenue                               (2,442)         4,366
                                               ------------   ------------
        Net cash provided by (used in)
         operating activities                           374          7,353
                                               ------------   ------------

Cash flows from investing activities:
  Purchases of investments                          (13,260)       (13,919)
  Proceeds from maturities and sale of
   investments                                        3,450         23,600
  Purchases of property and equipment                (1,147)        (1,258)
  Purchases of intangible assets                       (506)          (100)
  Acquisition, net of cash acquired                     (14)        (7,500)
  Change in restricted cash                             202              -
                                               ------------   ------------
        Net cash provided by (used in)
         investing activities                       (11,275)           823
                                               ------------   ------------

Cash flows from financing activities:
  Net proceeds from issuance of common stock            990          3,497
  Repurchases of stock                                 (742)        (3,721)
  Cash used to net share settle equity awards          (319)             -
                                               ------------   ------------
        Net cash (used in) provided by
         financing activities                           (71)          (224)
                                               ------------   ------------
Effect of exchange rates on cash and cash
 equivalents                                             83            (29)
                                               ------------   ------------
Net increase (decrease) in cash and cash
 equivalents                                        (10,889)         7,923
Cash and cash equivalents at beginning of
 period                                              35,390         21,813
                                               ------------   ------------
Cash and cash equivalents at end of period     $     24,501   $     29,736
                                               ============   ============

Supplemental disclosures of cash flow
 information:
  Cash paid for income taxes                   $          -   $          1
                                               ============   ============
Non-cash investing and financing activities:
  Purchases of property and equipment not paid
   as of quarter-end                           $      1,445   $      1,082
                                               ============   ============
  Purchases of intangible assets not paid as of
   quarter-end                                 $        981   $          -
                                               ============   ============
  Deferred direct stock-based compensation
   costs                                       $         (3)  $          -
                                               ============   ============

                          CALLIDUS SOFTWARE INC.
     UNAUDITED RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL MEASURES

        (In thousands, except for percentages and per share data)

                                  Three months ended    Six months ended
                                       June 30,              June 30,
                                --------------------  --------------------
                                   2009       2008       2009       2008
                                ---------  ---------  ---------  ---------
Non-GAAP operating expense
 reconciliation:
Operating expenses              $  12,439  $  14,017  $  25,835  $  28,869
    Operating expenses, as a %
     of total revenues                 56%        60%        54%        56%
Add back:
    Non-cash stock-based
     compensation               $    (861) $  (1,629) $  (1,662) $  (2,933)
    Non-cash amortization of
     acquired intangible assets      (125)      (125)      (250)      (229)
    Special Charges                  (639)         -       (805)      (397)
                                ---------  ---------  ---------  ---------
Non-GAAP Operating Expenses     $  10,814  $  12,263  $  23,118  $  25,310
                                ---------  ---------  ---------  ---------
    Non-GAAP Operating Expense
     as a % of total revenues          48%        52%        48%        49%

Non-GAAP operating income (loss)
 reconciliation:
Operating income (loss)         $  (3,407) $  (5,289) $  (6,188) $  (8,227)
    Operating income (loss), as
     a % of total revenues            -15%       -23%       -13%       -16%
Add back:
    Non-cash stock-based
     compensation               $   1,235  $   2,165  $   2,212  $   3,896
    Non-cash amortization of
     acquired intangible assets       125        500        313        917
    Special Charges                   639          -        805        397
                                ---------  ---------  ---------  ---------
Non-GAAP Operating income
 (loss)                         $  (1,408) $  (2,624) $  (2,858) $  (3,017)
                                ---------  ---------  ---------  ---------
    Non-GAAP Operating income
     (loss), as a % of total
     revenues                          -6%       -11%        -6%        -6%

Non-GAAP net income (loss)
 reconciliation:
Net income (loss)               $  (3,334) $  (5,131) $  (6,144) $  (7,759)
    Net income (loss), as a %
     of total revenues                -15%       -22%       -13%       -15%
Add back:
    Non-cash stock-based
     compensation               $   1,235  $   2,165  $   2,212  $   3,896
    Non-cash amortization of
     acquired intangible assets       125        500        313        917
    Special Charges                   639          -        805        397
                                ---------  ---------  ---------  ---------
Non-GAAP Net income (loss)      $  (1,335) $  (2,466) $  (2,814) $  (2,549)
                                ---------  ---------  ---------  ---------
    Non-GAAP Net income (loss),
     as a % of total revenues          -6%       -11%        -6%        -5%

Non-GAAP net income (loss) per
 share reconciliation:
Net income (loss) per basic and
 diluted share                  $   (0.11) $   (0.17) $   (0.21) $   (0.26)
Add back:
    Non-cash stock-based
     compensation                    0.04       0.07       0.08       0.13
    Non-cash amortization of
     acquired intangible assets      0.01       0.02       0.01       0.03
    Special Charges                  0.02          -       0.03       0.01
                                ---------  ---------  ---------  ---------
Non-GAAP Net income (loss)
 per basic and diluted share    $   (0.04) $   (0.08) $   (0.09) $   (0.09)
                                ---------  ---------  ---------  ---------

Shares used in calculation of
 GAAP and Non-GAAP net income
 (loss) per share:
                                ---------  ---------  ---------  ---------
    Basic                          29,942     29,989     29,747     29,873
                                ---------  ---------  ---------  ---------
    Diluted                        29,942     29,989     29,747     29,873
                                ---------  ---------  ---------  ---------

Investor Relations Contact:
Ron Fior
408-808-6518
ir@callidussoftware.com

Press Contact:
Jock Breitwieser
408-975-6683
pr@callidussoftware.com